Exhibit 99.1

DeVry Inc. Announces Fiscal 2009 First-Quarter Results

Increased revenues continue to drive strong earnings growth

Diluted EPS increases nearly 30 percent to $0.48

OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--October 23, 2008--DeVry Inc. (NYSE:DV), a global provider of education services, reported today its fiscal 2009 first quarter financial results and September 2008 graduate enrollment at DeVry University, including its Keller Graduate School of Management, and Ross University.

Three Months Ended September 30

  Revenues increased 21.3 percent to $303.7 million, compared with $250.3 million a year ago.
  Operating income increased 38.1 percent to $46.8 million, compared with $33.9 million for the same period last year.
  Net income increased 29.8 percent to $34.8 million from $26.8 million in the same period last year, while fully diluted earnings per share in the quarter increased 29.7 percent to $0.48, compared with $0.37 per diluted share last year.

Please note that fiscal 2008 first quarter net income included a $2.3 million loss, net of tax, or $0.03 per share, from the sale/leaseback transactions at Phoenix, Seattle, and Alpharetta, Ga. Excluding this discrete item from last year, fiscal 2009 first quarter operating income would have increased 24.4 percent; net income and earnings per share would have increased approximately 20.0 percent.

“Our strong results in the first quarter of fiscal 2009 demonstrate that we are executing our strategic plan – increasing enrollment through improved marketing and recruiting, as well as further diversifying our offerings with the completion of the U.S. Education acquisition," said Daniel Hamburger, DeVry’s president and chief executive officer. “We continue to show sustained growth and believe that even in tough economic times, our diversified portfolio positions us well to achieve our long term growth goals and to maximize shareholder value.”

Business Highlights

DeVry completed its acquisition of U.S. Education, the parent organization of Apollo College and Western Career College on September 18, 2008. Apollo College and Western Career College operate 17 campus locations in the western United States and prepare students for careers in the high-growth allied healthcare sector through certificate and associate degree programs. As previously disclosed, DeVry expects the addition of Apollo College and Western Career College to be marginally dilutive to earnings by about $0.01 per share in fiscal 2009 primarily because of amortization expense, and accretive to earnings in fiscal 2010 and beyond.

DeVry University

For the September 2008 session, total DeVry University graduate coursetakers, including its Keller Graduate School of Management, totaled 17,799, up 12.2 percent versus 15,857 for the same period in 2007. DeVry University’s Fall 2008 undergraduate enrollment and November session graduate enrollment will be reported on December 4, 2008.

Ross University

At Ross University, in the 2008 September term, total students increased 8.8 percent to 4,219 compared to 3,876 students in the same term last year. New students increased 6.3 percent to 608, compared to 572 students last year. Ross University continues to make investments in faculty, classrooms, clinical affiliations, and student housing to respond to capacity constraints and continued strong demand for medical and veterinary medical education. Ross University is also making investments in preparation for its new clinical center in Freeport, Grand Bahama, scheduled to open January 2009.

Balance Sheet/Cash Flow

DeVry generated $96.8 million of operating cash flow during the fiscal 2009 first quarter, driven primarily by strong operating results. As of September 30, 2008, cash and short- and long-term investment balances totaled $242.3 million. Outstanding borrowings of $165.9 million were incurred to fund the acquisition of U.S. Education.

Conclusion

“DeVry continues to provide access to high-quality education for career-minded students, while responding to the overwhelming market need for professionals in the healthcare, business, and technology sectors,” added Hamburger. “To that end, we are very pleased to add the quality programs of U.S. Education to our offerings. The integration of U.S. Education is on track and we look forward to realizing the numerous opportunities that this combination provides.”

“As we look to the future, I am pleased to work with Dr. Harold Shapiro, president emeritus of Princeton University, who will take over as board chair of DeVry Inc. at our annual stockholder’s meeting next month. Harold’s experience, along with the continued support and counsel of Dennis Keller as a director emeritus, will help to guide our long-term strategies in the years to come,” concluded Hamburger.

Conference Call and Webcast Information

DeVry will host a conference call on October 23, 2008, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) to discuss the fiscal 2009 first quarter results. The conference call will be led by Daniel Hamburger, president and chief executive officer and Rick Gunst, chief financial officer.

For those wishing to participate by telephone, dial 800-561-2813 (domestic) or 617-614-3529 (International). DeVry will also broadcast the conference call live via the Internet http://www.investors.devry.com/phoenix.zhtml?c=93880&p=irol-EventDetai ls&EventId=1745047.

(Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.) Interested parties may access the Webcast through the link noted above. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until October 30,, 2008. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 29338872. To access the Webcast replay, please visit DeVry’s Web site, or http://www.investors.devry.com/phoenix.zhtml?c=93880&p=irol-EventDetai ls&EventId=1745047.

(Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

About DeVry Inc.

DeVry Inc. (NYSE: DV) is the parent organization of DeVry University, Advanced Academics, Ross University, Chamberlain College of Nursing, U.S. Education and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Advanced Academics provides online secondary education to school districts throughout the U.S. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. U.S. Education's programs, offered through Apollo College and Western Career College, prepare students for careers in healthcare through certificate and associate degree programs. Becker Professional Review, which includes Becker CPA Review and Stalla Review for the CFA Exams, provides professional education and exam review for accounting and finance professionals. For more information, visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2008 and filed with the Securities and Exchange Commission on August 27, 2008.

Selected Operating Data (in thousands, except per share data)

	First Quarter
	FY 2009	FY 2008	Change
Revenues	$303,717	$250,318	+21.3%
Net Income	$34,830	$26,835	+29.8%
Earnings per Share (diluted)	$0.48	$0.37	+29.7%
Number of common shares (diluted)	72,560	71,947	+0.9%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

The following table illustrates the effects of the loss on the sale of facilities on DeVry’s earnings. The non-GAAP disclosure of net income and earnings per share, excluding these items, is not preferable to GAAP net income but is shown as a supplement to such disclosure for comparability to the year-ago period. The following table reconciles these items to the relevant GAAP information (in thousands, except per share data):

	For the Three Months Ended September 30,
	2008	2007
Net Income	$34,830	$26,835
Earnings per Share (diluted)	$0.48	$0.37
Loss on Sale of Assets (net of tax)	--	$ 2,279
Effect on Earnings per Share (diluted)	--	$0.03
Net Income Excluding the Loss on Sale of Assets (net of tax)	$34,830	$29,114
Adjusted Earnings per Share (diluted)	$0.48	$0.40

September 2008 Enrollment Results

	September 2008	September 2007	Change
DeVry University
Graduate coursetakers [1,2]	17,799	15,857	+12.2%

Ross University
New students	608	572	+6.3%
Total students	4,219	3,876	+8.8%
Graduate Employment Statistics	Period	Percent Employed[3]	Average Salary
DeVry University (Undergraduate)	Jun ’07-Oct ’07-Feb ‘08	92.1%	$44,422

1 The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses is counted as two coursetakers.

2 Includes Keller Graduate School of Management and other Master’s degree programs offered at DeVry University

3 System-wide, graduates in the active job market who held positions in their fields within 6 months of graduation. Includes graduates of associate and bachelor’s degree programs.

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	September 30,	June 30,	September 30,
	2008	2008	2007

ASSETS

Current Assets

Cash and Cash Equivalents	$ 183,059	$ 217,199	$ 150,011
Marketable Securities	2,136	2,308	72,745
Restricted Cash	8,564	4,113	21,218
Accounts Receivable, Net	154,654	55,214	75,790
Deferred Income Taxes, Net	15,635	14,975	15,491
Prepaid Expenses and Other	28,279	31,779	18,474

Total Current Assets	392,327	325,588	353,729

Land, Buildings and Equipment

Land	51,193	50,726	51,707
Buildings	231,812	216,048	201,884
Equipment	288,731	282,273	266,677
Construction In Progress	5,536	4,874	5,038

	577,272	553,921	525,306

Accumulated Depreciation and Amortization	(316,624)	(314,606)	(292,442)

Land, Buildings and Equipment, Net	260,648	239,315	232,864

Other Assets

Intangible Assets, Net	140,632	62,847	55,874
Goodwill	523,395	308,024	291,113
Perkins Program Fund, Net	13,450	13,450	13,450
Marketable Securities	57,128	57,171	-
Other Assets	11,176	11,961	5,510

Total Other Assets	745,781	453,453	365,947

TOTAL ASSETS	$ 1,398,756	$ 1,018,356	$ 952,540

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	September 30,	June 30,	September 30,
	2008	2008	2007

LIABILITIES

Current Liabilities

Current Portion of Debt	$ 145,876	$ -	$ -
Accounts Payable	81,153	70,368	32,799
Accrued Salaries, Wages and Benefits	43,786	51,300	35,392
Accrued Expenses	42,966	31,175	41,491
Advance Tuition Payments	19,964	16,972	14,828
Deferred Tuition Revenue	173,953	40,877	122,415

Total Current Liabilities	507,698	210,692	246,925

Non-Current Liabilities

Revolving Loan	20,000	-	-
Deferred Income Taxes, Net	43,963	22,163	8,689
Deferred Rent and Other	29,342	29,512	30,950

Total Non-current Liabilities	93,305	51,675	39,639

TOTAL LIABILITIES	601,003	262,367	286,564

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
71,484,000, 71,377,000 and 71,098,000 Shares issued
and outstanding at September 30, 2008, June 30, 2008
and September 30, 2007, respectively.	725	724	717
Additional Paid-in Capital	174,236	168,405	147,511
Retained Earnings	661,894	627,064	536,933
Accumulated Other Comprehensive Loss	(2,557)	(2,963)	(1,550)
Treasury Stock, at Cost (969,360, 989,579 and 589,393 Shares, Respectively)	(36,545)	(37,241)	(17,635)

TOTAL SHAREHOLDERS' EQUITY	797,753	755,989	665,976

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,398,756	$ 1,018,356	$ 952,540

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)

PRELIMINARY

	For The Quarter
	Ended September 30,

	2008	2007

REVENUES:
Tuition	$ 279,127	$ 230,221
Other Educational	24,590	20,097

Total Revenues	303,717	250,318

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	139,613	121,028
Loss (Gain) on Sale of Assets	-	3,743
Student Services and Administrative Expense	117,292	91,645

Total Operating Costs and Expenses	256,905	216,416

Operating Income	46,812	33,902

INTEREST:
Interest Income	2,142	2,407
Interest Expense	(353)	(221)

Net Interest Income (Expense)	1,789	2,186

Income Before Income Taxes	48,601	36,088

Income Tax Provision	13,771	9,253

NET INCOME	$ 34,830	$ 26,835

EARNINGS PER COMMON SHARE:
Basic	$ 0.49	$ 0.38
Diluted	$ 0.48	$ 0.37

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
PRELIMINARY

	For The Quarter
	Ended September 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$34,830	$26,835
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:

Stock-Based Compensation Charge	3,110	1,514
Depreciation	8,825	8,405
Amortization	952	1,081
Provision for Refunds and Uncollectible Accounts	15,985	14,725
Deferred Income Taxes	(923)	(6,785)
Loss (Gain) on Disposals of Land, Buildings and Equipment	24	3,735
Changes in Assets and Liabilities, Net of Effects from Acquisitions of Businesses:
Restricted Cash	(4,313)	(6,729)
Accounts Receivable	(86,442)	(47,401)
Prepaid Expenses And Other	5,835	741
Accounts Payable	9,091	(1,509)
Accrued Salaries, Wages, Benefits and Expenses	2,706	(60)
Advance Tuition Payments	(1,826)	390
Deferred Tuition Revenue	108,964	85,067

NET CASH PROVIDED BY OPERATING ACTIVITIES	96,818	80,009

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(10,638)	(18,140)
Net Proceeds from Sales of Land and Building	-	38,528
Payment for Purchase of Business, Net of Cash Acquired	(286,254)	-
Marketable Securities Purchased	(13)	(82,738)
Marketable Securities-Maturities and Sales	-	10,000

NET CASH USED IN INVESTING ACTIVITIES	(296,905)	(52,350)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	2,078	2,394
Reissuance of Treasury Stock	1,340	182
Repurchase of Common Stock for Treasury	-	(5,402)
Cash Dividend Paid	(4,282)	(3,557)
Excess Tax Benefit from Stock-Based Payments	420	167
Borrowings Under Collateralized Line of Credit	45,876	-
Borrowings Under Revolving Credit Facility	120,000	25,000
Repayments Under Revolving Credit Facility	-	(25,000)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	165,432	(6,216)

Effects of Exchange Rate Differences	515	(587)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(34,140)	20,856

Cash and Cash Equivalents at Beginning of Period	217,199	129,155

Cash and Cash Equivalents at End of Period	$183,059	$150,011

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid (Refunded) During the Period for:
Interest	$51	$177
Income Taxes, Net	(6,868)	6,392

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)

PRELIMINARY

	For The Quarter
	Ended September 30,
			Increase
	2008	2007	(Decrease)

REVENUES:
DeVry University	$ 230,680	$ 194,765	18.4%
Medical and Healthcare	53,278	37,240	43.1%
Professional and Training	19,759	18,313	7.9%

Total Consolidated Revenues	303,717	250,318	21.3%

OPERATING INCOME:
DeVry University	25,288	15,561	62.5%
Medical and Healthcare	15,351	11,601	32.3%
Professional and Training	7,723	8,358	-7.6%
Reconciling Items:
Amortization Expense	(916)	(1,046)	-12.4%
Depreciation and Other	(634)	(572)	10.8%

Total Consolidated Operating Income	46,812	33,902	38.1%

INTEREST:
Interest Income	2,142	2,407	-11.0%
Interest Expense	(353)	(221)	59.7%

Net Interest Income	1,789	2,186	($397)

Total Consolidated Income before Income Taxes	$ 48,601	$ 36,088	34.7%

The following table displays the discrete income statement items related to the losses on the sales of operating facilities as a separate component of operating income and income before income taxes. This non-GAAP disclosure of operating results is not
preferable to GAAP disclosure but is shown as a supplement to such disclosure to aid comparability between the quarters.

	For The Quarter
	Ended September 30,
			Increase
	2008	2007	(Decrease)

DeVry University Operating Income	$ 25,288	$ 15,561	62.5%
Loss on Sale of Assets	-	3,743	NM
DeVry University Operating Income
Excluding Loss on Sale of Assets	$ 25,288	$ 19,304	31.0%

The following table displays the pro forma results of operations for the Medical and Healthcare segment as if U.S. Education Corp. was a part of the Company's business for the entire quarterly periods ended
September 30, 2008 and 2007. This non-GAAP disclosure of operating results is not preferable to GAAP disclosure but is shown as a supplement to such disclosure to aid comparability between the quarters.

	For The Quarter
	Ended September 30,
			Increase
	2008	2007	(Decrease)

Medical and Healthcare Revenue as Reported	$53,278	$37,240	43.1%
U.S. Education Revenue	41,483	33,889	22.4%
Adjustments (1)	(5,576)	-	NM
Pro forma Medical & Healthcare Revenue	$89,185	$71,129	25.4%

Medical and Healthcare Operating Income as Reported	$15,351	$11,601	32.3%
U.S. Education Operating Income as Adjusted (2)	6,481	3,786	71.2%
Adjustments (1)	(1,131)	-	NM
Pro forma Medical & Healthcare Operating Income	$20,701	$15,387	34.5%

(1) Adjustment for 12 days of results that are included in the Medical and Healthcare operations as Reported.

(2) Adjusted for non-recurring acquisition related charges in the quarter ended September 30, 2008, along with an allocation of corporate charges in the quarters ended September 30, 2008 and 2007.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 574-1949
or
Media Contact:
Michelle Yokoyama
myokoyama@sardverb.com
(312) 895-4701